Exhibit 99.1

Robert P. Belcher Elected CEO of Memry Corp.

Dean J. Tulumaris Promoted to President and COO

Bethel, CT, May 3, 2006 — Memry Corporation (AMEX: MRY) announced today that the board of directors has elected Robert P. Belcher chief executive officer of the company. Belcher, who served as interim president and CEO, will retain his title of CFO. The board promoted Chief Operating Officer Dean J. Tulumaris to president. Tulumaris will retain his position as COO.

In December, the company announced the retirement of President and CEO James Binch, who served as CEO of the company since December 1991.

Dr. Edwin Snape, chairman of the Memry Board of Directors, said, “During his tenure at Memry, Bob has been involved in all phases of the company’s operations, including formulating and implementing its acquisition strategy. Since serving the company as acting CEO, Bob has demonstrated his leadership qualities, and we are confident that he is the right person for this position.”

Belcher joined Memry Corporation in July 1999 as vice president, CFO and corporate secretary. He was elected director in 2004. Prior to joining Memry, he served as CFO for Eatwell Enterprises as well as managing director for Associated Asset Management Inc. He has also served as CFO for Anderson Group Inc.; principal of Booz, Allen & Hamilton; executive vice president of Trinity Capital Corporation; and held a variety of senior staff positions with Combustion Engineering, including corporate vice president operations consulting and corporate vice president strategic planning.

Belcher received his B.A. and M.A. in economics from Vanderbilt University and his M.B.A. with high distinction from the Harvard Business School. In addition, he served in the U.S. Navy as a duty supply officer from 1971 to 1974.

Tulumaris has served as COO since June 2004. Before being promoted to that position, he was Memry’s vice president and general manager since August of 2002. Prior to joining Memry, he was vice president and general manager with Medsource Technologies’ Plastics Division in Danbury, Conn. Before that, he was director of Ohio operations for Rubbermaid Inc. where he was responsible for two manufacturing facilities, four distribution centers and all supplier outsourcing. Tulumaris earned his B.A. and M.B.A. at Lewis University.

Belcher said, “Dean’s promotion to president recognizes the outstanding contributions he has made leading the integration of Putnam’s operations into Memry. Putnam’s impressive growth and resulting financial achievement are just one aspect of Dean’s capabilities as chief operating officer during the last two years. He has improved all aspects of our operations during his tenure with Memry. I look forward to working closely with him to guide our company toward success.”

Memry will release its fiscal third quarter 2006 earnings on Thursday, May 4 after the market closes. The company will host a conference call with Belcher and Tulumaris on Friday, May 5 at 11 a.m. Eastern. The call will cover Memry’s 2006 fiscal third quarter earnings. Belcher will open the conference call, followed by a question-and-answer session.

To participate in this call, dial (877) 407-8031 any time after 10:55 a.m. Eastern on May 5. International callers should dial (201) 689-8031.

About Memry Corporation

Memry Corporation provides design, engineering, development and manufacturing services to the medical device and other industries using the company’s proprietary shape memory alloy and polymer extrusion technologies. Medical device products include stent components, catheter components, guidewires, laparoscopic surgical sub-assemblies and orthopedic instruments as well as complex, multi-lumen, multi-layer polymer extrusions used for guidewires, catheters, delivery systems and various other high-end interventional medical devices.

An investment profile on Memry Corporation may be found at http://www.hawkassociates.com/memry/profile.htm.

For more information, contact CEO Robert P. Belcher at (203) 739-1100, e-mail: Robert_Belcher@memry.com, or Frank Hawkins or Julie Marshall, Hawk Associates, Inc., at (305) 451-1888, e-mail: info@hawkassociates.com. Detailed information about Memry Corporation can be found at http://www.memry.com. Copies of Memry Corporation press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the company’s control, which may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the company’s periodic filings with the Securities and Exchange Commission.